As filed with the Securities and Exchange Commission on September 24, 2008
Registration No. 333-

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-1614256
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

400 Rella Blvd, Suite 160 Montebello, New York	10901
(Address of Principal Executive Offices)	(Zip Code)

Advance Nanotech, Inc. 2008 Equity Incentive Plan
(Full title of the plan)

Thomas Finn
Chief Financial Officer
400 Rella Blvd, Suite 160
Montebello, New York 10901
(845) 533-4225
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $.001 per share	40,462,293	$0.17	$6,878,590	$271
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered herein includes an indeterminate number of additional shares that may be issued with respect to the securities registered hereunder by reason of stock dividends, spin-offs, extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations or similar transactions.

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended and based upon the average of the high and low sales prices of the Registrant’s common stock on the Over-The-Counter Bulletin Board, on September 19, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information required in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Advance Nanotech, Inc. (the “Registrant”) shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy of any or all of the documents included in the file.

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

* In accordance with Instructional Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement for offers of Common Stock pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The Registrant incorporates by reference in this registration statement the following documents filed with the Commission:

(1)
The annual report, as amended, on Form 10-K/A as filed by the Registrant with the Commission (File No. 000-10065) on March 31, 2008, as amended by Amendment No. 1 thereto filed on April 1, 2008 and Amendment No. 2 thereto filed on April 24, 2008.

(2)	The quarterly reports on Form 10-Q as filed by the Registrant with the Commission (File No. 000-10065) on August 14, 2008 and May 16, 2008.

(3)
The current reports on Form 8-K as filed by the Registrant with the Commission (File No. 000-10065) on January 3, 2008, January 28, 2008, February 15, 2008, March 19, 2008, May 2, 2008, May 27, 2008, May 28, 2008, June 19, 2008, June 30, 2008, September 4, 2008, September 8, 2008 and September 10, 2008.

(4)
The description of the Registrant’s common stock contained in the Registrant’s registration statement, as amended, on Form S-1/A (File No. 333-148780) as filed by the Registrant with the Commission on July 14, 2008, including all amendments and reports filed for the purpose of updating such descriptions.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Company’s certificate of incorporation, as amended, provides for indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

In accordance with Section 102(b)(7) of the DGCL, the Company’s certificate of incorporation, as amended, contains a provision that eliminates the personal liability of directors to the fullest extent allowed as provided by the DGCL.

The Company maintains insurance policies that provide coverages to its directors and officers against certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Document Description
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 10-K filed by the Company on March 31, 2008).

4.2	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 8-K dated February 12, 2008 and filed February 15, 2008).

4.3	Company’s Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K dated June 19, 2006 and filed June 20, 2006).

4.4
Forms of Investor Warrant (incorporated by reference to Exhibit 10.7 to Form 8-K dated January 20, 2005 and filed January 26, 2005, and to Exhibit 10.12 to Form 8-K dated February 28, 2005 and filed March 4, 2005).

4.5
Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.8 to Form 8-K dated January 20, 2005 and filed January 26, 2005, and to Exhibit to 10.13 to Form 8-K dated February 28, 2005 and filed March 4, 2005).

4.6
Form of Investor and Placement Agent Warrant Agreement consent letter to amend the exercise price pursuant to the Securities and Purchase Agreement dated as of October 13, 2006 (incorporated by reference to Exhibit 10.22 to Form 10-KSB filed by the Company on March 30, 2007).

4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 to Form 10-K filed by the Company on March 31, 2008).

4.8	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.3 to Form 8-K filed by the Company on September 10, 2008)

4.9	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 4.5 to Form 10-K filed by the Company on March 31, 2008).

4.10	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Company on September 10, 2008).

4.11	Advance Nanotech, Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Company on September 4, 2008).

4.12	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Company on September 4, 2008).

5.1	Opinion of Andrews Kurth LLP.

23.1	Consent of Mendoza Berger & Company, L.L.P.

23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement..

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has authorized this registration statement to be signed on its behalf by the undersigned on the 23rd day of September, 2008.

ADVANCE NANOTECH, INC.

By:	/s/ Bret Bader
Name:	Bret Bader
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Finn and Bret Bader his or her true and lawful attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bret Bader Bret Bader	Chief Executive Officer (Principal Executive Officer)	September 23, 2008

/s/ Andrew J. Cosentino Andrew J. Cosentino	Chairman of the Board and Director	September 23, 2008

/s/ Thomas P. Finn Thomas P. Finn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 23, 2008

/s/ Jon Buttles Jon Buttles	Director	September 23, 2008

/s/ Lee Cole Lee Cole	Director	September 23, 2008

/s/ Peter Gammel Peter Gammel	Director	September 23, 2008

/s/ Joseph Peters Joseph Peters	Director	September 23, 2008

/s/ Peter Rugg Peter Rugg	Director	September 23, 2008

/s/ Virgil E. Wenger Virgil E. Wenger	Director	September 23, 2008

/s/ Joseph Zappulla Joseph Zappulla	Director	September 23, 2008

/s/ Douglas Zorn Douglas Zorn	Director	September 23, 2008

EXHIBIT INDEX

Exhibit No.	Document Description
4.1	Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 10-K filed by the Company on March 31, 2008).

4.2	Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to Form 8-K dated February 12, 2008 and filed February 15, 2008).

4.3	Company’s Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K dated June 19, 2006 and filed June 20, 2006).

4.4
Forms of Investor Warrant (incorporated by reference to Exhibit 10.7 to Form 8-K dated January 20, 2005 and filed January 26, 2005, and to Exhibit 10.12 to Form 8-K dated February 28, 2005 and filed March 4, 2005).

4.5
Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.8 to Form 8-K dated January 20, 2005 and filed January 26, 2005, and to Exhibit to 10.13 to Form 8-K dated February 28, 2005 and filed March 4, 2005).

4.6
Form of Investor and Placement Agent Warrant Agreement consent letter to amend the exercise price pursuant to the Securities and Purchase Agreement dated as of October 13, 2006 (incorporated by reference to Exhibit 10.22 to Form 10-KSB filed by the Company on March 30, 2007).

4.7	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 to Form 10-K filed by the Company on March 31, 2008).

4.8	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 10.3 to Form 8-K filed by the Company on September 10, 2008)

4.9	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 4.5 to Form 10-K filed by the Company on March 31, 2008).

4.10	Form of Senior Secured Convertible Note (incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Company on September 10, 2008).

4.11	Advance Nanotech, Inc. 2008 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 8-K filed by the Company on September 4, 2008).

4.12	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 to Form 8-K filed by the Company on September 4, 2008).

5.1	Opinion of Andrews Kurth LLP.

23.1	Consent of Mendoza Berger & Company, L.L.P.

23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page).